EXHIBIT 21

                               Movie Gallery, Inc.

                              List of Subsidiaries


                                                  State or Province
  Name of Subsidiary                              of Incorporation
  ------------------                              -----------------
  M.G.A., Inc.                                    Delaware
  MovieGallery.com, Inc.                          Delaware
  Movie Gallery Finance, Inc.                     Delaware
  Video Update, Inc.                              Delaware
  Video Update Canada, Inc.                       New Brunswick